Exhibit 99.1

Contact:
Patriot Investor Relations
ir@ptsc.com
760-547-2700 ext. 102

Company Provides Update on Significant Activities

CARLSBAD, Calif., August 13, 2010--(PR Newswire)-Patriot Scientific Corporation (OTCBB: PTSC - News) today issued an update on significant business matters.

To All Shareholders, Prospective Investors, and Stakeholders in Patriot Scientific Corporation,

As many of you may know on Monday, August 16th, we will file our annual report on Form 10-K.  There have been several significant developments over the past months which may be helpful for me to highlight and summarize.

First and foremost, I know everyone is interested in the status of our relationship with the TPL Group and matters affecting the MMP™ Portfolio.   These issues have been amongst the most pressing in the Company’s history and have occupied a significant portion of mine and our Board’s time.  Despite our attempts at resolving our differences through negotiations, at this point we are pressing forward with our litigation efforts against TPL and their licensing division Alliacense, as we believe this is the best way we can preserve our interests in the important MMP Portfolio asset.

As you may also know, we have been historically challenged in what we can publicly disclose on topics involving MMP and our relationship with TPL.  This has largely been attributable to contractual restrictions contained within the agreements that govern the MMP joint-venture.  Further, and at the request of TPL, we have also had restrictions placed on our ability to make public announcements by the Santa Clara Superior court.  Needless to say we are inordinately frustrated by the contractual disclosure restrictions, and we know you are as well.  So while we work towards the objective of having greater transparency on these issues that are of paramount importance to our shareholders, for now I must refer you to the disclosures we will make in our 10-K and the separate litigation update press release filed by us today, even though I know this will leave many of you with a desire to know more.  Before leaving the MMP topic there are two other points I wanted to address.  The first is to remind everyone about the USPTO’s issuance of a Notice of Intent to Issue Reexamination Certificate (NIRC) for the US'336 patent.  This represents a significant victory for us as it again validates the MMP Portfolio as essential technology for virtually all microprocessor-based products used today.  For additional information on this important event please see our July 27th press release which can be found on our web-site at http://patriotscientific.com/index.php?option=com_content&task=view&id=261&Itemid=29.

Secondly, we have had some questions about the Independent Manager role as it relates to the Management Committee of PDS (the joint venture entity through which MMP Portfolio results flow).  The previous Independent Manager’s contract ended on May 31, 2010, and as such this role has not been filled.  At this time, Carlton Johnson, Patriot Board member and our representative on the PDS Management Committee, has been granted oversight of PDS’ banking activities.

Switching topics, we have had several inquiries regarding our wholly owned data sharing subsidiary, Patriot Data Solutions Group (PDSG) and the efforts to redirect this business.  Since the early part of this calendar year we, with the assistance of Attain LLC, have been engaging and working with go-to-market partners in an effort to increase the exposure and access to the potential buyers of the CDX solution set.  At the onset of this exercise we were uncertain if this exercise would yield positive results, or if other decisions regarding the business would need to be implemented.  At this time we remain cautiously optimistic about the prospects for PDSG and I’ll share with you some of the more significant factors that influence our thinking.  First and foremost, after meeting with several channel partners that service our market it is apparent we have a solution that resonates with this audience.  This is in large part due to improvements and additions to CDX that were completed in March of this year, making it a truly enterprise level offering with broader appeal.  Our recent press release announcing our reseller relationship with SRA is one of the tangible results in validation of CDX and the generation of partner interest.  We are similarly engaged with other partners and in several instances are pursuing joint sales opportunities.  While we are encouraged with the progress made over these past several months, we must temper our enthusiasm by realizing that PDSG is truly a very early stage business with respect to revenue growth.  In light of this we have taken measures to rationalize our current level of investment, which include the aforementioned emphasizing of a channel development strategy over direct sales, as well as prioritizing CDX as the solution we will continue to develop and sell.  As a result of these decisions we have divested of the Iameter and Vigilys product lines, in February and August of this year, respectively.  This allows us to focus on what we believe to be PDSG’s most valuable asset, CDX, with a leaner organization and reduced cost structure.  We are committed to controlling PDSG’s costs so that we do not find ourselves unnecessarily ahead of the rate at which revenues are growing.

Before closing there are two items we’ve received inquires about that I wanted to respond to.  First and most importantly, let me say that there are no plans to acquire, merge, or otherwise take an interest in any new businesses, period.  Effective with the beginning of my tenure as interim CEO all M&A activities have ceased.  To the contrary, we have taken measures to divest ourselves of activities that were continuing to place a drain on our cash resources, and that did not present a clear timeframe and path to positive results.  This includes Talis, Avot, and the aforementioned Iameter and Vigilys actions.

A second item that we’ve received some inquiries on is our disclosure of Wells Fargo’s Cayman Island checking account sweep function, with an implication that it represents something that is less than above-board.  I can only state that these concerns are unfounded.  Nevertheless, because we had been maintaining minimal balances in our checking account causing the sweep functionality to in effect be non-operative, we have recently discontinued the sweep service.  On a similar but broader note, I will say as a public company we are subjected to quarterly reviews and annual audits of our financial statements and internal controls by our independent public accountants.  I occasionally hear from people on certain topics which leads me to believe they may not fully appreciate what these audits represent.  I can only say that these audits are rigorous examinations and we work hard to ensure that the work we do is above reproach.

Finally and in closing, as you can see we have some significant issues to deal with before I can predict smooth sailing.  Members of our Board have put in an inordinate amount of time over the past several months to assist me in clearing the obstacles that have impeded our progress.  I wish to extend my appreciation to them and to all of Patriot’s supporters who understand that the best that can be done for the business is being done.  I and the Board will continue to pursue what we believe are realistic and practical measures for directing the business.  Our challenges will not be overcome overnight, but I do believe they will be overcome and Patriot will come out of this a stronger and more valuable entity.

Sincerely,

Cliff Flowers

Interim CEO

About Patriot Scientific

Headquartered in Carlsbad, California, Patriot Scientific Corporation provides data sharing and secure data solutions for a connected world.  Patriot Scientific addresses the expanding market opportunities in the healthcare, justice and public safety industries through its wholly owned subsidiary Patriot Data Solutions Group, Inc.  These growth activities are funded with revenues generated, in a large part, from the continuing successful Moore Microprocessor Patent™ Portfolio licensing partnership with The TPL Group.  Patriot Scientific’s integrated core intelligence solution addresses the critical data/information sharing needs of the healthcare industry, the Department of Homeland Security, the Department of Justice, and federal, state, and local public safety and law enforcement agencies. For more information on Patriot Scientific Corporation, visit: www.ptsc.com.

About the MMP™ Portfolio

The Moore Microprocessor Patent Portfolio contains intellectual property that is jointly owned by the privately-held TPL Group and publicly-held Patriot Scientific Corporation (OTCBB: PTSC – News). The MMP Portfolio includes seven U.S. patents as well as their European and Japanese counterparts. It is widely recognized that the MMP Portfolio protects fundamental technology used in microprocessors, microcontrollers, digital signal processors (DSPs), embedded processors and system-on-chip (SoC) devices. Manufacturers of microprocessor-based products can learn more about how to participate in the MMP Portfolio Licensing Program by contacting: mmp-licensing@alliacense.com .

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Patriot Scientific Corporation’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks and uncertainties associated with the litigation with TPL, the uncertainties relating to the future of our MMP joint-venture, and the uncertainties regarding PDSG’s ability to generate sufficient revenue to support its continued operations. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, patent litigation, technical development risks, and seasonality.  Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended May 31, 2009, and the quarterly report on Form 10-Q for three and nine months ended February 28, 2009. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Patriot Scientific Corporation disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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